               ENGINEERING DEVELOPMENT LABORATORIES, INCORPORATED
                    AND SIGNAL TECHNOLOGY LABORATORIES, INC.

                          Combined Financial Statements

                     September 30, 1998 and October 4, 1997

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report

Boards of Directors
Engineering Development Laboratories, Incorporated and Signal Technology Laboratories, Inc.

We have audited the accompanying combined balance sheet of Engineering Development Laboratories, Incorporated and Signal Technology Laboratories, Inc. as of September 30, 1998, and the combined statements of income, changes in stockholders' equity and cash flows for the year then ended and for the nine month period ended October 4, 1997. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Engineering Development Laboratories, Incorporated and Signal Technology Laboratories, Inc. at September 30, 1998 and the results of their operations and their cash flows for the year ended September 30, 1998 and for the nine month period ended October 4, 1997 in conformity with generally accepted accounting principles.


                                                       KPMG Peat Marwick LLP


Orlando, Florida
October 29, 1998

               ENGINEERING DEVELOPMENT LABORATORIES, INCORPORATED
                    AND SIGNAL TECHNOLOGY LABORATORIES, INC.

                                Table of Contents

                                                                        Page
Independent Auditors' Report                                               1

Financial Statements:

   Combined Balance Sheet                                                  2
   Combined Statements of Income                                           3
   Combined Statements of Changes in Stockholders' Equity                  4
   Combined Statements of Cash Flows                                       5
Notes to Combined Financial Statements                                  6-15

                 ENGINEERING DEVELOPMENT LABORATORIES, INCORPORATED
                    AND SIGNAL TECHNOLOGY LABORATORIES, INC.

                          Combined Balance Sheet

                               September 30, 1998

        Assets

Current assets:
     Cash and cash equivalents                                                 $  8,712,054
     Accounts receivable                                                          1,684,403
     Costs and estimated earnings in excess of billings on
          uncompleted contracts                                                   4,868,433
     Inventory                                                                      216,146
     Prepaid expenses and other assets                                                8,375
     Deferred income taxes                                                           67,143
                                                                              -------------
                Total current asset                                              15,556,554

     Property and equipment, net                                                    433,486
     Other assets                                                                     1,660
                                                                              -------------
                                                                               $ 15,991,700
                                                                              =============
        Liabilities and Stockholders' Equity

Current liabilities:
    Note payable to bank                                                       $    225,000
    Accounts payable                                                                347,310
    Accrued liabilities                                                             799,513
    Accrued incentive compensation                                                  303,614
    Billings in excess of costs and estimated earnings on
       uncompleted contracts                                                         78,994
    Reserve for losses on contracts in process                                      425,235
    Income taxes payable                                                          1,392,167
                                                                              -------------

                   Total current liabilities                                      3,571,833

Deferred income taxes                                                                20,036
                                                                              -------------
                   Total liabilities                                              3,591,869
                                                                              -------------

Stockholders' equity:
    Common stock, EDL, 750 shares authorized and issued, 492 shares
       outstanding                                                                  300,912
    Common stock, STL, 1,365 shares authorized, issued and outstanding              391,633
    Retained earnings                                                            12,115,397
    Treasury stock, 258 shares, at cost                                            (408,111)
                                                                              -------------

                   Total stockholders' equity                                    12,399,831

Commitments and contingencies (Notes 4, 5 and 12)
                                                                              -------------
                                                                               $ 15,991,700
                                                                              =============



              See accompanying notes to combined financial statements.

                ENGINEERING DEVELOPMENT LABORATORIES, INCORPORATED
                    AND SIGNAL TECHNOLOGY LABORATORIES, INC.

                          Combined Statements of Income

                     For the Year ended September 30, 1998
              and for the nine month period ended October 4, 1997


                                                              1998                  1997
                                                         -----------------   -------------------
Contract revenues                                          $35,744,176            23,453,050

Cost of contract revenues                                   13,734,406            10,142,620
                                                         -----------------   -------------------

             Gross profit                                   22,009,770            13,310,430

General and administrative expenses                          4,344,961             2,573,632
                                                         -----------------   -------------------

             Income from operations                         17,664,809            10,736,798

Other income (expense)

             Interest income                                   274,037                20,136

             Royalty income                                     54,200                  --

             Interest expense                                  (25,469)              (58,491)

             Other income (expense)                             50,200                (6,422)
                                                         -----------------   -------------------
                 Total other income (expense)                  352,968               (44,777)

                                                         -----------------   -------------------
             Income before income taxes                     18,017,777            10,692,021

Income tax expense                                           5,385,590             3,742,778
                                                         -----------------   -------------------

             Net income                                     12,632,187             6,949,243
                                                         =================   ===================



See accompanying notes to combined financial statements.

               ENGINEERING DEVELOPMENT LABORATORIES, INCORPORATED
                    AND SIGNAL TECHNOLOGY LABORATORIES, INC.

             Combined Statements of Changes in Stockholders' Equity

     For the Year ended September 30, 1998 and for the nine month period ended
                                October 4, 1997

                                                                                    Net
                                                                                 unrealized
                                      EDL               STL                     holding gains
                               ----------------- -----------------   Retained    (losses) on   Treasury
                                Shares   Amount    Shares  Amount    earnings    investments     stock       Total
                               -------- --------- -------- ------- ----------- ------------ -------------  ----------
Balance at December 28, 1996      750   $100,912   1,365  $391,633  $ 3,840,967   $ 2,050       $(408,111) $ 3,927,451
    Net income                     --         --      --        --    6,949,243        --              --    6,949,243
    Distributions to stockholders  --         --      --        --   (6,444,000)       --              --   (6,444,000)
    Unrealized holding gains on
        investment securities
        available for sale,
        net of deferred income
        taxes                      --         --      --        --           --    19,911              --       19,911
                             --------  ---------  ------  --------  ----------- ---------       ----------  ----------
Balances at October 4, 1997       750    100,912   1,365   391,633    4,346,210    21,961        (408,111)   4,452,605
    Net income                     --         --      --        --   12,632,187        --              --   12,632,187
    Distributions to
        stockholders               --         --      --        --   (4,863,000)       --              --   (4,863,000)
    Stockholder contribution       --    200,000      --        --           --        --              --      200,000
    Unrealized holding losses
        on investment securities
        available for sale,
        net of deferred
        income taxes               --         --      --        --           --   (21,961)             --     (21,961)
                              -------- ---------  ------ --------    -----------  --------------- ----------  -----------
Balances at September 30,
        1998                       750  $300,912    1,365 $391,633   $12,115,397  $     --        $(408,111) $12,399,831
                              ======== =========  ======= =========  =========== =============== ==========  ===========

See accompanying notes to combined financial statements.

               ENGINEERING DEVELOPMENT LABORATORIES, INCORPORATED
                    AND SIGNAL TECHNOLOGY LABORATORIES, INC.

                        Combined Statements of Cash Flows

   For the Year ended September 30, 1998 and for the nine month period ended
                               October 4, 1997

                                                                              1998             1997
                                                                          --------------    ------------
Cash flows from operating activities:
    Net income                                                             $ 12,632,187       6,949,243
    Adjustments to reconcile net income to net cash
       provided by operating activities:
          Depreciation                                                           94,243          56,071
          Deferred income taxes                                                  (1,980)         76,149
          Gains on investments                                                  (13,353)           --
          Increase (decrease) in cash caused by changes in:
             Accounts receivable                                                944,319        (258,607)
             Contracts in progress                                            1,192,011      (2,990,174)
             Inventory                                                         (129,918)        (48,462)
             Prepaid expenses and other assets                                   17,431          20,748
             Accounts payable                                                  (982,918)        613,751
             Accrued liabilities and incentive compensation                     (47,279)        556,753
             Income taxes payable                                            (1,233,731)      1,369,628
                                                                             -----------     -----------
               Net cash provided by operating activities                     12,471,012       6,345,100
                                                                             -----------     -----------
Cash flows from investing activities:
    Proceeds from sales of investments                                          619,346            --
    Purchase of investments                                                    (271,349)       (307,421)
    Purchases of property and equipment                                        (278,430)       (125,574)
                                                                             -----------    -----------
               Net cash provided by (used in) investing activities               69,567        (432,995)
                                                                             -----------     -----------

Cash flows from financing activities:
    Proceeds from note payable to bank                                          225,000            --
    Stockholder contribution                                                    200,000            --
    Distributions to shareholders                                            (4,863,000)     (6,440,000)
                                                                             -----------     -----------
               Net cash used in financing activities                         (4,438,000)     (6,440,000)
                                                                             -----------     -----------
               Net increase (decrease) in cash and cash equivalents           8,102,579        (527,895)

Cash and cash equivalents at beginning of period                                609,475       1,137,370
                                                                             -----------     -----------
Cash and cash equivalents at end of period                                  $ 8,712,054         609,475
                                                                             ===========     ===========
Supplemental  disclosures of cash flow information:
  Cash paid during the period  for:
       Interest                                                             $    21,588           1,941
                                                                             ===========     ===========
       Income taxes                                                         $ 6,618,942       2,297,999
                                                                             ===========     ===========


See accompanying notes to combined financial statements.

               ENGINEERING DEVELOPMENT LABORATORIES, INCORPORATED
                    AND SIGNAL TECHNOLOGY LABORATORIES, INC.

                     Notes to Combined Financial Statements

                             September 30, 1998

(1)   Description of Business and Summary of Significant Accounting Policies

      (a)  Reporting Entity

           The accompanying combined financial statements include the accounts of Engineering Development Laboratories, Incorporated ("EDL") and Signal Technology Laboratories, Inc. ("STL"). EDL is a closely-held corporation with three stockholders. EDL owns 56% of the voting common shares of STL, with the remaining shares of STL owned by three other stockholders. EDL, STL and their stockholders are partners to an acquisition agreement (see Note 12) with Paravant Inc. whereby EDL and the business operations of STL are being sold to Paravant Inc. The accompanying financial statements have been prepared on a combined basis rather than consolidated since the minority stockholders in STL are also parties to the acquisition agreement. The intercompany transactions and balances between EDL and STL have been eliminated in the accompanying financial statements.

      (b)  Business

           EDL designs, develops and produces military electronic hardware, primarily related to airborne and avionics systems for the United States Department of Defense. STL designs, develops, and produces hardware, primarily related to electronic signal conditioning and analysis, for foreign and domestic intelligence agencies.

           The principal customers of EDL and STL are United States Government agencies and contractors who are subject to federal budgetary implications.

           During 1997, EDL and STL changed their fiscal year end from the Saturday nearest to December 31, to the Saturday nearest to September 30, using a 52-53 week year. During 1998, EDL and STL changed their fiscal year end to September 30.

      (c)  Cash and Cash Equivalents

           For purposes of the combined statements of cash flows, all highly liquid investments purchased with an original maturity of three months or less are considered to be cash equivalents.

      (d)  Revenue Recognition

           EDL and STL use the percentage-of-completion method of accounting for fixed price contracts in progress. Accordingly, revenues are recognized in the ratio that contract costs incurred are to estimated total contract costs. Losses expected to be incurred on contracts are charged to operations in the period such losses are determined.

                                                                   (Continued)

               ENGINEERING DEVELOPMENT LABORATORIES, INCORPORATED
                    AND SIGNAL TECHNOLOGY LABORATORIES, INC.

                     Notes to Combined Financial Statements

                              September 30, 1998

           Federal government contracts costs, including indirect expenses, are subject to audit and adjustment by the Defense Contract Audit Agency ("DCAA"). Contract revenues have been recorded in amounts which are expected to be realized upon final settlement. In management's opinion, adjustments resulting from any DCAA audit for 1998 or years prior to 1997 will not have a material adverse effect on the combined financial position or the results of operations.

      (e)  Inventory

           Inventory is stated at the lower of cost or market using the first-in, first-out (FIFO) cost method.

      (f)  Investments

           Investments are classified into one of three categories which determines their carrying value. These categories are as follows:

               Held-to-maturity - securities for which there is the positive intent and ability to hold to maturity are carried at amortized cost.

               Trading - securities that are purchased and held for the purpose of selling in the near term and generating profits on short-term differences in price are carried at estimated fair value and any unrealized gains and losses are recognized in the combined statements of income.

               Available-for-sale - all other securities not classified as held-to-maturity or trading securities are carried at estimated fair value and any unrealized holding gains and losses are recorded as a net amount in a separate component of equity, net of related deferred income taxes, until realized.

           For the year ended September 30, 1998 and for the nine month period ended October 4, 1997, all investments were classified as available-for-sale.

                                                                   (Continued)

               ENGINEERING DEVELOPMENT LABORATORIES, INCORPORATED
                    AND SIGNAL TECHNOLOGY LABORATORIES, INC.

                     Notes to Combined Financial Statements

                              September 30, 1998

      (g)  Property and Equipment

           Property and equipment is stated at cost and is depreciated over the estimated useful lives of the assets using the straight-line method.

      (h)  Income Taxes

           EDL has elected treatment as a small business corporation under the S-Corporation provisions of the Internal Revenue Code. No provision for income taxes has been included in the accompanying statement of income for the operations of EDL since the S-Corporation earnings are included in the individual income tax returns of EDL's stockholders. However, STL is taxed as a Subchapter C corporation and therefore accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      (i)  Use of Estimates

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                                                   (Continued)

               ENGINEERING DEVELOPMENT LABORATORIES, INCORPORATED
                    AND SIGNAL TECHNOLOGY LABORATORIES, INC.

                     Notes to Combined Financial Statements

                              September 30, 1998

(2)   Costs and Estimated Earnings on Uncompleted Contracts

      Contracts in progress and advance billings on such contracts consist of the following as of September 30, 1998:

        Costs incurred on uncompleted contracts                $        18,517,028
        Estimated earnings thereon                                      10,656,855
                                                                   ---------------------

                                                                        29,173,883
        Billings to date                                                24,809,679
                                                                   ---------------------

                                                               $         4,364,204
                                                                   =====================

      The above amount is included in the accompanying combined balance sheet under the following captions:

        Costs and estimated earnings in excess of billings
            on uncompleted contracts                           $         4,868,433
        Billings in excess of costs and estimated earnings
            on uncompleted contracts                                        78,994
        Reserve for losses on contracts in process                         425,235
                                                                   ---------------------
                                                               $         4,364,204
                                                                   =====================

                                                                   (Continued)

                ENGINEERING DEVELOPMENT LABORATORIES, INCORPORATED
                    AND SIGNAL TECHNOLOGY LABORATORIES, INC.

                     Notes to Combined Financial Statements

                              September 30, 1998

(3)   Property and Equipment

      Property and equipment consists of the following at September 30, 1998:

                                                                                   Estimated
                                                                                 useful lives
                                                                                 --------------
         Leasehold improvements                            $          6,497          2 years
         Laboratory equipment                                        65,826          5 years
         Test equipment                                             303,078          5 years
         Demonstration equipment                                    103,678          3 years
         Computer equipment                                         353,483          5 years
         Office furniture and equipment                              95,058        5-7 years
                                                              ---------------
                  Total property and equipment                      927,620

         Less accumulated depreciation                             (494,134)
                                                              ---------------
                  Net property and equipment               $        433,486
                                                              ===============


(4)   Note Payable to Bank

      EDL has a secured $1,500,000 revolving line of credit available with a bank. Unpaid balances bear interest at .25% above the bank's prime rate (7.5% at September 30, 1998). Collateral related to this line of credit includes accounts receivable, inventory, equipment, and furniture and fixtures. The line of credit agreement contains restrictive covenants and reporting requirements which include net worth and debt to equity ratio minimums. As of September 30, 1998, borrowings outstanding under this line of credit totaled $225,000 (see Note 13).

                                                                   (Continued)

                ENGINEERING DEVELOPMENT LABORATORIES, INCORPORATED
                    AND SIGNAL TECHNOLOGY LABORATORIES, INC.

                     Notes to Combined Financial Statements

                               September 30, 1998

(5)   Leases

      EDL and STL have operating leases for office and manufacturing space with initial terms of three years. The leases provide for the lease terms to be extended to five years, with an option for an additional three years at a two percent rate escalation. Total rent expense under operating leases was approximately $196,000 and $186,000 for the year ended September 30, 1998 and for the nine month period ended October 4, 1997, respectively. Future minimum lease payments under the operating leases are $188,000 and $21,000 for the years ending September 30, 1999 and 2000, respectively.

      In June 1998, EDL and STL entered into a mutual commitment to build and lease additional office and manufacturing space under new terms which become effective upon completion of the construction. The minimum lease payments under the new agreement will be as follows:

                  Year one                        $294,000
                  Year two                         318,000
                  Year three                       343,000
                  Year four                        350,000
                  Year five                        357,000

(6)   Income Taxes

      Income tax expense for the year ended September 30, 1998 and for the nine month period ended October 4, 1997 consists of the following:

                                                      Current      Deferred       Total
                                                      -------      --------       -----
          1998:
             Federal                               $  4,725,450       1,980      4,727,430
             State                                      658,160          --        658,160
                                                       --------      ------       --------
                                                   $  5,383,610       1,980      5,385,590
                                                      =========      ======      =========
          1997:
             Federal                               $  2,815,482      58,382      2,873,864
             State                                      851,147      17,767        868,914
                                                       --------      ------       --------
                                                   $  3,666,629      76,149      3,742,778
                                                      =========      ======      =========


                                                                    (Continued)

               ENGINEERING DEVELOPMENT LABORATORIES, INCORPORATED
                    AND SIGNAL TECHNOLOGY LABORATORIES, INC.

                     Notes to Combined Financial Statements

                               September 30, 1998

      Following is a reconciliation of the expected income tax expense computed by applying the U.S. federal income tax rate of 34% to income before income taxes to the actual income tax provision for the year ended September 30, 1998 and for the nine month period ended October 4, 1997:

                                                                        1998           1997
                                                                        ----           ----
         Computed "expected" tax expense                           $   6,126,044     3,635,287
         Increase (decrease) in income taxes resulting from:
            State income taxes, net of federal income tax benefit        314,703       573,483
            S-Corporation earnings not subject to income taxes        (1,088,899)     (486,158)
            Other, net                                                    33,742        20,166
                                                                        --------      --------
                                                                   $   5,385,590     3,742,778
                                                                       =========     =========

      Deferred income taxes as of September 30, 1998 reflect the impact of "temporary differences" between amounts of assets and liabilities for financial statement purposes and such amounts as measured by tax laws. The temporary differences give rise to deferred tax assets and liabilities which are summarized below as of September 30, 1998:

           Gross deferred tax assets:
              Accrued vacation and benefits                                            67,143

           Gross deferred tax liabilities:
              Accumulated depreciation                                                (20,036)
                                                                                       ------
                  Total net deferred tax assets                                    $   47,107
                                                                                       ======

                                                                    (Continued)

               ENGINEERING DEVELOPMENT LABORATORIES, INCORPORATED
                    AND SIGNAL TECHNOLOGY LABORATORIES, INC.

                     Notes to Combined Financial Statements

                              September 30, 1998

      A valuation allowance for deferred tax assets is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Realization is dependent upon the generation of future taxable income or the reversal of deferred tax liabilities during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. As of September 30, 1998, no valuation allowance has been recognized in the accompanying combined financial statements for the deferred tax assets because management believes that sufficient projected future taxable income will be generated to fully utilize the benefits of these deductible amounts.

(7)   Concentration of Credit Risk

      EDL and STL have a high concentration of revenues from a few customers who accounted for 99% and 71% of revenues for the year ended September 30, 1998 and for the nine month period ended October 4, 1997, respectively. A summary of revenues from customers exceeding 5% of revenues for the year ended September 30, 1998 and for the nine month period ended October 4, 1997 is as follows:

                                                1998                              1997
                                     ---------------------              -------------------
                                       Revenues       % Total            Revenues     % Total
                                      --------       --------           ---------     -------
         Customer A                 $14,724,954         41%           $ 6,783,589        29%
         Customer B                   5,223,048         15%             6,323,101        27%
         Customer C                   4,606,907         13%                --            --
         Customer D                   3,146,958          9%                --            --
         Customer E                   2,867,366          8%             2,248,928        10%
         Customer F                   2,467,770          7%                --            --
         Customer G                   2,283,800          6%                --            --
         Customer H                      --             --              1,118,246         5%

                                                                   (Continued)

               ENGINEERING DEVELOPMENT LABORATORIES, INCORPORATED
                    AND SIGNAL TECHNOLOGY LABORATORIES, INC.

                     Notes to Combined Financial Statements

                               September 30, 1998

      A summary of accounts receivable from customers that exceed 5% of accounts receivable as of September 30, 1998 is as follows:

                                Accounts receivable    % Total
                                ------------------    --------
               Customer A           $   119,192           7%
               Customer B               162,058          10%
               Customer C               186,138          11%
               Customer G               488,211          29%
               Customer I               273,000          16%
               Customer J               171,145          10%
               Customer K                92,359           5%


(8)   Benefit Plans

      EDL and STL have defined contribution 401(k) plans that cover all full-time employees 18 years or older. EDL and STL currently match 50% of employee contributions up to 10% of compensation. EDL and STL provided matching contributions of approximately $131,000 and $73,000 for the year ended September 30, 1998 and for the nine month period ended October 4, 1997, respectively.

      EDL and STL have also established deferred compensation plans for certain employees. EDL has two plans whose provisions provide deferred compensation equal to 50% of base salary for certain employees and 12% of base salary for certain other employees. No employee contributions are required for the EDL plans. STL has a plan whereby the employees can defer up to 10% of their base salary. STL will then match any deferrals on a 3 for 1 basis. The amount expensed by EDL and STL was approximately $443,000 and $289,000 for the year ended September 30, 1998 and for the nine month period ended October 4, 1997, respectively. Amounts are payable upon retirement, termination of employment, death or disability. Substantially all of the amounts expensed by EDL and STL were disbursed prior to September 30, 1998.

(9)   Stock Redemption Agreement

      EDL and STL have stock redemption agreements with their stockholders whereby if the stockholder desires to sell their stock the stock must first be offered for sale to the Company. The agreements provide for a price based upon book value as stated in the latest interim financial report. The Company, however, may decide not to purchase the stock and the holder may then offer it to any potential buyer.

                                                                    (Continued)

               ENGINEERING DEVELOPMENT LABORATORIES, INCORPORATED
                    AND SIGNAL TECHNOLOGY LABORATORIES, INC.

                     Notes to Combined Financial Statements

                     September 30, 1998 and October 4, 1997

(10) Product Warranties

     EDL and STL have warranted certain items in their contracts with the United States Government. Management believes it has sufficient residual material available to provide any needed parts and an employee is available on site to provide needed service. Management has provided for estimated future warranty costs as part of contract costs.

(11) Disclosures About Fair Value of Financial Instruments

     The carrying amounts of EDL and STL's receivables, current liabilities and deferred compensation approximates their fair value because of the short maturity of those instruments.

(12) Subsequent Events

     On March 31, 1998, STL and the stockholders of EDL entered into an agreement ("Acquisition Agreement") to sell the common stock of EDL and substantially all of the business and operating assets of STL to Paravant Inc. ("Paravant").

     The Acquisition Agreement was subsequently approved by the shareholders of Paravant. On October 8, 1998, EDL distributed its shares in STL to EDL stockholders. Paravant purchased all of the outstanding voting common shares of EDL and STL of Ohio ("New STL"), a wholly owned subsidiary of Paravant, purchased substantially all of STL's operating assets, excluding certain cash, accounts receivable and unbilled work-in-progress on active contracts of STL. STL simultaneously entered into an agreement to subcontract the completion of its active contracts with New STL. The subcontract agreement provides for New STL to pay STL a management fee of 2% of subcontract revenues.

     On October 8, 1998, under the terms of the Acquisition Agreement, STL and the stockholders of EDL received approximately $8.7 million in cash, an 8% three year $4.8 million note, 3,950,000 shares of Paravant's common stock and a contingent cash earn-out payable over five years based on the future profits of EDL and New STL.

     In connection with the Acquisition Agreement, the line of credit was repaid and cancelled. Paravant simultaneously entered into an agreemenet with its primary lender to enable Paravant, EDL and New STL to collectively borrow up to $14 million at a variable rate of interest tied to the prime rate, which at October 8, 1998 was 7.5%.